Exhibit 99.1

FOR IMMEDIATE RELEASE

Spartan Motors Names Andrew Rooke to Board of Directors

CHARLOTTE, MI, Feb. 23, 2012 – Spartan Motors, Inc. (NASDAQ: SPAR) (“Spartan” or the “Company”) today announced that Andrew M. Rooke has been named to the Company’s Board of Directors.  Hugh Sloan, Chairman of the Board, commented on Mr. Rooke’s appointment, “We are pleased to welcome Andrew to Spartan’s Board of Directors.  We believe his experience and knowledge in finance, international business, and manufacturing will be helpful as Spartan continues to develop and grow. We look forward to working with him and benefiting from his extensive experience.”

Mr. Rooke currently serves as President and Chief Operating Officer of Manitex International, Inc. (NASDAQ: MNTX), a leading North American manufacturer of engineered lifting equipment. He has held this position since 2007.  His professional experience includes GKN Sinter Metals, where he served as Chief Financial Officer, and with other organizations that include Quaker Oats, Ltd., and Rolls Royce, Ltd.

John Sztykiel, Chief Executive Officer of Spartan Motors, stated, “The Board has been integral in transforming Spartan Motors, ensuring accountability and providing leadership as management executes its strategy. Having Andrew join the Board makes it stronger, which in turn strengthens the Company and ensures that Spartan evolves in the right direction.”

Mr. Rooke holds a Bachelor of Arts degree in Economics from the University of York, England and is a Chartered Accountant.  He is a native of Birmingham, England and currently resides in Bloomfield Hills, MI.

For more information about Spartan, please view the Company’s Roadcast “digital road show” designed for investors. To launch the Spartan Motors Roadcast, please visit www.spartanmotors.com and look for the “Virtual Road Show” link on the right side of the page.

About Spartan Motors
Spartan Motors, Inc. designs, engineers and manufactures specialty chassis, specialty vehicles, truck bodies and aftermarket parts for the recreational vehicle (RV), emergency response, government services, defense, and delivery and service markets. The Company's brand names – Spartan™, Crimson Fire™, Crimson Fire Aerials™, and Utilimaster® - are known for quality, value, service and first-to-market innovation. The Company employs approximately 1,700 associates at facilities in Michigan, Pennsylvania, South Dakota, Indiana, Florida and Texas. Spartan reported sales of $426 million in 2011 and is focused on becoming a global leader in the design, engineering and manufacture of specialty vehicles and chassis. Visit Spartan Motors at www.spartanmotors.com.

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This release contains several forward-looking statements that are not historical facts, including statements concerning our business, strategic position, financial strength, future plans, objectives, and the performance of our products. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions regarding future expectations.  These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood.  Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could contribute to these differences include operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions and the pace and extent of the economic recovery; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationships with major customers, suppliers, or other business partners, including Isuzu; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business.   Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website.  All forward-looking statements in this release are qualified by this paragraph.  Investors should not place undue reliance on forward-looking statements as a prediction of actual results.  We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT:
John Sztykiel, CEO, or
Joseph Nowicki, CFO
Spartan Motors, Inc.
(517) 543-6400

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